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                                                                   EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

May 13, 1999

We consent to the incorporation by reference in the registration statements of Biscayne Apparel, Inc. on Form S-8 (File Nos. 333-2119, 33-41139 and 333-35007) and Form S-3 (file No. 33-36969) of our report dated March 6, 1998, except for note 8, for which the date is March 25, 1998, on our audits of the consolidated financial statements of Biscayne Apparel, Inc. as of December 31,1997, and for the years ended December 31, 1997, and 1996, which report is included in this Annual Report on Form 10-K.

PRICEWATERHOUSECOOPERS LLP